UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 13, 2010

SELECT COMFORT CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442

(Address of principal executive offices)  (Zip Code)

(763) 551-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On August 13, 2010, William R. McLaughlin, President and Chief Executive Officer of Select Comfort Corporation exercised stock options for 92,200 shares of Select Comfort’s common stock.  Mr. McLaughlin intends to exercise stock options for approximately 299,338 additional shares of Select Comfort’s common stock during Select Comfort’s current authorized trading period which is scheduled to remain open through August 27, 2010.  The exercises are being made for the purposes of personal financial planning and increasing Mr. McLaughlin’s total holdings of Select Comfort common stock.  In order to cover the option exercise price, transaction costs and applicable tax withholding requirements, some of the exercised option shares have been or will be sold in the open market.  The remaining shares will be added to Mr. McLaughlin’s ownership in Select Comfort with the intention of holding indefinitely.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: August 17, 2010	By:	/s/ Mark A. Kimball
	Title:	Senior Vice President